                                                                   EXHIBIT 11(a)

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                               September 30,1996               December 31, 1995
                                                        -------------------------------- ------------------------------
                                                           Days        Weighted Avg.        Days       Weighted Avg.
                                        Shares          Outstanding  Shares 0utstanding  Outstanding Shares Outstanding
                                        ------          -----------  ------------------  ------------------------------

Shares to founders                    1,800,000             274           1,800,000                4      1,800,000

Shares issued in April
 1996 private placement                 450,000             151             247,993             --             --

Cheap stock consideration
 for shares issued in April
 1996 private placement                 325,000             123             145,894                4        325,000

Shares issued in connection
 with Bridge Financing                  135,000              59              29,069             --             --

Cheap stock consideration for
 shares issued in connection
 with Bridge Financing                   54,000             215              42,372                4         54,000

Cheap stock consideration for
 stock options and warrants
 issued during 1996                     143,531             274             143,531                4        143,531
                                                                        -----------                     -----------

      Weighted average
      shares outstanding                                                  2,408,859                       2,322,531

      Net loss for period                                               $  (842,668)                    $    (1,000)
                                                                        -----------                     -----------

      Net loss per common share                                         $     (0.35)                          --
                                                                        ===========                      ==========


                                     E-142